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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 15, 1996


                              HILLS STORES COMPANY

             (Exact name of registrant as specified in its charter)

 DELAWARE                            1-9505                      31-1153510

 (State or other                  (Commission                   (IRS Employer
  jurisdiction                    File Number)                   Identification
 of incorporation)                                                   Number)


15 DAN ROAD, CANTON, MASSACHUSETTS                     02021

(Address of principal executive offices)            (zip code)


Registrant's telephone number, including area code  617-821-1000

(Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

       Effective January 15, 1996, Hills Stores Company (the "Company"), as guarantor and Fleet Bank of Massachusetts, N.A. as trustee (the "Trustee") executed an indenture (the "Third Supplemental Indenture") supplemental to the Indenture dated as of October 1, 1993, as amended by the first supplemental indenture thereto dated as of January 1, 1995 and as further modified by the second supplemental indenture thereto dated as of August 1, 1995 (as so amended, the "Indenture"), governing the 10.25% Senior Notes due 2003 (the "Senior Notes") of the Company.

       The Third Supplemental Indenture increases the interest rate on the Senior Notes to 10.75% from January 13, 1996 through March 31, 1997, to 11.25% from April 1, 1997 to March 31, 1998 and thereafter by 1.00% on April 1 of each succeeding year. The Third Supplemental Indenture also permits the Company to postpone until July 8, 1998 the date by which the Company would be required, at the option of holders of the Senior Notes, to redeem the Senior Notes as a result of the change in control of the Company which occurred on July 5, 1995. To elect to so defer the redemption date, the Company must pay, to persons who then hold Senior Notes, a fee equal to 5.5% of the principal amount of such Senior Notes. The Third Supplemental Indenture also eliminates the obligation of the Company to offer to redeem the Senior Notes upon any future Change in Control Event (as defined in the Indenture) if such Change in Control Event results in an increase of at least $40 million in the capital of the Company and at least 50% of the Company's net proceeds therefrom are used to repurchase or redeem Senior Notes. In addition, the Third Supplemental Indenture modifies the definition of "Consolidated Fixed Charge Coverage Ratio" in order to exclude, for the purposes of determining the amount of indebtedness that the Company is permitted to incur, the effect of approximately $36.1 million in non-recurring costs relating to the Company's change in control in July 1995. Finally, the Third Supplemental Indenture imposes further limitations upon the Company's ability to make payments with respect to its capital stock.

       The Indenture was filed as an Exhibit to the Form 8-A of the Company filed on October 5, 1993. The First and Second Supplemental Indentures were filed as exhibits to the Report on Form 10-Q of the Company for the quarter ended July 29, 1995. The Third Supplemental Indenture was filed as an Exhibit to the Form 8-K filed February 2, 1996.

       The foregoing summary does not purport to be complete and is qualified in its entirety by reference to Exhibits 4.1, 4.2, 4.3 and 4.4 hereto.

        The sole reason for filing this Form 8-K/A is to correct a typographical error in the Form 8-K filed on February 2, 1996, wherein the date to which the Company may defer redemption of the Senior Notes was incorrectly stated as July 8, 1988, rather than the correct date of July 8, 1998.


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Item 7.  Exhibits

       Exhibit
       Number       Title
       -------      -----

       4.1(1) Indenture relating to the 10.25% Senior Notes due 2003 of the Company.

       4.2(2) First Supplemental Indenture dated as of January 1, 1995 to the Senior Note Indenture.

       4.3(2) Second Supplemental Indenture dated as of August 1, 1995 to the Senior Note Indenture.

       4.4(3) Third Supplemental Indenture dated as of January 15, 1996 to the Senior Note Indenture.

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       1.       Incorporated by reference from the Form 8-A of the Company filed on October 5, 1993.

       2. Incorporated by reference from the Report on Form 10-Q of the Company for the quarter ended July 29, 1995.

       3. Incorporated by reference from the Form 8-K of the Company filed on February 2, 1996.


                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on February 9, 1996.


                                    HILLS STORES COMPANY

                                    BY:    /s/ William K. Friend
                                           -------------------------------
                                    Name:  William K. Friend
                                    Title: Vice President-Secretary and
                                           Corporate Counsel


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                                 EXHIBIT INDEX

                     Pursuant to Item 601 of Regulation S-K

       Exhibit
       Number       Title
       -------      -----

       4.1(1) Indenture relating to the 10.25% Senior Notes due 2003 of the Company.

       4.2(2) First Supplemental Indenture dated as of January 1, 1995 to the Senior Note Indenture.

       4.3(2) Second Supplemental Indenture dated as of August 1, 1995 to the Senior Note Indenture.

       4.4(3) Third Supplemental Indenture dated as of January 15, 1996 to the Senior Note Indenture.

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       1.       Incorporated by reference from the Form 8-A of the Company filed on October 5, 1993.

       2. Incorporated by reference from the Report on Form 10-Q of the Company for the quarter ended July 29, 1995.

       3. Incorporated by reference from the Form 8-K of the Company filed on February 2, 1996.



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